UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2021

Alector, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38792	82-2933343
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 Oyster Point Blvd.
Suite 600
South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 231-5660

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ALEC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 7, 2021, Alector, LLC, a subsidiary of Alector, Inc. (collectively, the “Company”) entered into an agreement (the “Transition Agreement”) with Shehnaaz Suliman, the Company’s President and Chief Operating Officer, setting forth the terms of Dr. Suliman’s voluntary transition from the Company. Dr. Suliman will continue to serve in her role at the Company from September 7, 2021 to her expected departure date on December 31, 2021 (the “Transition Period”). During the Transition Period, Dr. Suliman’s compensation and benefits will continue on her current terms. In addition, if the Company terminates Dr. Suliman’s employment without “cause” during the Transition Period (as “cause” is defined in the Transition Agreement), Dr. Suliman will receive her compensation through the end of the Transition Period. The Transition Agreement provides for a reaffirmation of Dr. Suliman’s obligations under her employee inventions and proprietary rights assignment agreement.

In addition, on September 7, 2021, the Company entered into a letter agreement (the “Letter Agreement”) with Robert Paul, the Company’s Chief Medical Officer, setting forth the terms of Dr. Paul’s voluntary transition from the Company. Dr. Paul will serve in his role as a part-time employee of the Company from October 11, 2021 to his expected departure date on December 31, 2021 (the “Part-Time Period”). As a part-time employee, Dr. Paul will work eight hours per week during the Part-Time Period, with his cash compensation composed of a weekly salary equal to $1,730, representing the pro rata amount of his current cash compensation for such part-time obligation. In addition, Dr. Paul will continue health benefits with the Company until October 31, 2021. The Letter Agreement provides for a reaffirmation of Dr. Paul’s obligations under his employee inventions and proprietary rights assignment agreement.

The foregoing descriptions of the Transition Agreement and the Letter Agreement are only summaries and are qualified by reference to the Transition Agreement, a copy of which is attached as Exhibit 10.1 hereto, and to the Letter Agreement, a copy of which is attached as Exhibit 10.2 hereto, both of which are incorporated by reference into this Item 5.02.

A copy of the Company’s press release announcing the foregoing leadership changes together with the appointment of an interim Chief Medical Officer is attached hereto as Exhibit 99.1.

The information included in the press release in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Transition Agreement, dated September 7, 2021, by and between Shehnaaz Suliman and Alector, LLC

10.2	Letter Agreement, dated September 7, 2021, by and between Robert Paul and Alector, LLC

99.1	Press Release regarding Leadership Changes, dated September 7, 2021

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALECTOR, INC.

Date: September 7, 2021	By:	/s/ Arnon Rosenthal
Arnon Rosenthal, Ph.D.
Co-founder and Chief Executive Officer